Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2017 THIRD-QUARTER RESULTS
CHICAGO, IL, October 19, 2017 - GATX Corporation (NYSE:GATX) today reported 2017 third quarter net income of $49.0 million or $1.25 per diluted share, compared to net income of $95.7 million or $2.36 per diluted share in the third quarter of 2016. Year-to-date 2017 net income was $159.9 million or $4.04 per diluted share, compared to $226.2 million or $5.49 per diluted share in the prior year period.
2017 year-to-date results include a net after-tax gain from the exit of Portfolio Management’s marine investments and other items of $1.1 million ($0.03 per diluted share) recorded in the second quarter of 2017. The 2016 third quarter and year-to-date results include net after-tax gains of $34.6 million ($0.86 per diluted share) and $36.3 million ($0.88 per diluted share), respectively, related to the exit of marine investments and other items. Details related to Tax Adjustments and Other Items are provided in the attached Supplemental Information.
Brian A. Kenney, president and chief executive officer of GATX stated, “Challenging conditions continue in the North American railcar leasing market due to the oversupply of existing railcars and a large railcar manufacturing backlog. In the third quarter, the renewal lease rate change of GATX’s Lease Price Index was a negative 27.0%, the average renewal term was 35 months, and our renewal success rate was 74.9%. GATX’s fleet utilization decreased slightly to 98.5% in the quarter.”
“Utilization at GATX Rail Europe remains stable at 95.6%. At American Steamship Company, 12 vessels continue to sail under favorable operating conditions on the Great Lakes. The Rolls-Royce and Partners Finance affiliates are performing well as originally expected.”
Mr. Kenney concluded, “Our year-to-date fleet performance in North American Rail has exceeded our expectations due to the excellent performance of our commercial team in keeping cars on lease despite the difficult market. GATX International and American Steamship have also performed ahead of expectations due to stronger short term demand than anticipated. Therefore, we expect our 2017 full-year earnings to be at the high end or slightly above our range of $4.40 to $4.60 per diluted share. This guidance excludes any impact from Tax Adjustments and Other Items.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $70.2 million in the third quarter of 2017, compared to $87.9 million in the third quarter of 2016. Lower segment profit was a result of lower revenues and higher maintenance expenses. Year to date, Rail North America reported segment profit of $238.1 million, compared to $273.4 million in the same period of 2016. Lower revenues and higher maintenance expenses were partially offset by higher gains on asset dispositions.

At September 30, 2017, Rail North America’s wholly owned fleet comprised approximately 120,000 railcars, including approximately 16,600 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.
Fleet utilization was 98.5% at the end of the third quarter, compared to 98.8% at the end of the prior quarter and 99.0% at the end of the third quarter of 2016. During the third quarter of 2017, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, was a negative 27.0%. This compares to an LPI of negative 21.4% in the prior quarter and the third quarter of 2016. The average lease renewal term for railcars included in the LPI during the third quarter was 35 months, compared to 32 months in the prior quarter and 29 months in the third quarter of 2016. Rail North America’s investment volume during the third quarter was $103.3 million.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International’s segment profit was $20.1 million in the third quarter of 2017, compared to $23.3 million in the third quarter of 2016. Higher revenues were more than offset by lower insurance proceeds in the quarter. Rail International reported segment profit of $50.1 million year-to-date 2017, compared to $48.9 million for the same period of 2016. Higher segment profit was a result of higher revenues and lower maintenance costs.
At September 30, 2017, GATX Rail Europe’s (GRE) fleet consisted of approximately 23,000 railcars and utilization was 95.6%, compared to 95.7% at the end of the prior quarter and 95.0% at the end of the third quarter of 2016. Additional fleet statistics for GRE are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported segment profit of $12.1 million in the third quarter of 2017, compared to $7.8 million in the third quarter of 2016. Segment profit year-to-date 2017 was $18.4 million, compared to $12.9 million year-to-date 2016. ASC carried 9.8 million net tons of cargo in the third quarter of 2017, compared to 8.7 million net tons in the prior year period. Higher segment profit was a result of more tonnage transported on the Great Lakes, partially offset by higher operating costs due to more vessels in operation.
PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $12.8 million in the third quarter of 2017, compared to a segment profit of $64.1 million in the third quarter of 2016. Segment profit year-to-date 2017 was $47.3 million, compared to $119.2 million year-to-date 2016. The decrease in third quarter and year-to-date segment profit was predominantly driven by a residual sharing fee settlement of $49.1 million received in 2016.
2017 year-to-date segment profit includes a net pre-tax gain of approximately $1.8 million associated with the planned exit of the majority of the marine investments compared with $3.4 million for the prior year period.

COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the largest global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 118 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2017 third-quarter results. Call details are as follows:
Thursday, October 19th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-554-1432
International Dial-In: 1-719-325-2295
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 9274702

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2016 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•
exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
•
inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
•
weak economic conditions and other factors that may decrease demand for our assets and services
•
decreased demand for portions of our railcar fleet due to adverse changes in the price of, or demand for, commodities that are shipped in our railcars
•
higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•
events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•
financial and operational risks associated with long-term railcar purchase commitments
•
reduced opportunities to generate asset remarketing income
•
operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures (collectively the “RRPF affiliates”)
•
fluctuations in foreign exchange rates

•
failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•
changes in railroad operations that could decrease demand for railcars, either due to increased railroad efficiency or decreased attractiveness of rail service relative to other modes
•
the impact of regulatory requirements applicable to tank cars carrying crude, ethanol, and other flammable liquids
•
asset impairment charges we may be required to recognize
•
deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•
competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
•
risks related to international operations and expansion into new geographic markets
•
changes in, or failure to comply with, laws, rules, and regulations
•
inability to obtain cost-effective insurance
•
environmental remediation costs
•
inadequate allowances to cover credit losses in our portfolio
•
inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer McManus
Director, Investor Relations
GATX Corporation
312-621-6409
jennifer.mcmanus@gatx.com

Investor, corporate, financial, historical financial, and news release information may be found at www.gatx.com.

(10/19/17)

--Tabular Follows--

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30

	2017	2016	2017	2016
Revenues
Lease revenue	$276.6	$281.8	$823.4	$847.5
Marine operating revenue	62.9	62.1	135.0	139.7
Other revenue	20.1	19.0	65.7	69.0
Total Revenues	359.6	362.9	1,024.1	1,056.2
Expenses
Maintenance expense	84.9	79.6	247.7	244.6
Marine operating expense	38.9	39.2	89.8	88.9
Depreciation expense	78.6	75.9	227.9	221.0
Operating lease expense	15.8	19.2	46.8	54.5
Other operating expense	8.5	10.1	25.9	33.7
Selling, general and administrative expense	42.8	48.1	128.8	127.8
Total Expenses	269.5	272.1	766.9	770.5
Other Income (Expense)
Net gain on asset dispositions	9.4	62.7	56.3	122.8
Interest expense, net	(40.2)	(36.2)	(119.4)	(109.9)
Other (expense) income	(2.1)	4.3	(4.5)	(2.9)
Income before Income Taxes and Share of Affiliates’ Earnings	57.2	121.6	189.6	295.7
Income taxes	(20.4)	(41.1)	(60.3)	(98.6)
Share of affiliates’ earnings, net of taxes	12.2	15.2	30.6	29.1
Net Income	$49.0	$95.7	$159.9	$226.2

Share Data
Basic earnings per share	$1.27	$2.39	$4.10	$5.55
Average number of common shares	38.6	40.1	39.0	40.7
Diluted earnings per share	$1.25	$2.36	$4.04	$5.49
Average number of common shares and common share equivalents	39.2	40.6	39.6	41.2
Dividends declared per common share	$0.42	$0.40	$1.26	$1.20

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2017	2016
Assets
Cash and Cash Equivalents	$199.2	$307.5
Restricted Cash	3.7	3.6
Receivables
Rent and other receivables	83.2	85.9
Finance leases	139.1	147.7
Less: allowance for losses	(6.5)	(6.1)
	215.8	227.5

Operating Assets and Facilities	8,915.9	8,446.4
Less: allowance for depreciation	(2,814.6)	(2,641.7)
	6,101.3	5,804.7

Investments in Affiliated Companies	449.3	387.0
Goodwill	84.6	78.0
Other Assets	208.0	297.1
Total Assets	$7,261.9	$7,105.4

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$133.8	$174.8
Debt
Commercial paper and borrowings under bank credit facilities	15.7	3.8
Recourse	4,266.7	4,253.2
Capital lease obligations	12.8	14.9
	4,295.2	4,271.9

Deferred Income Taxes	1,157.7	1,089.4
Other Liabilities	205.0	222.1
Total Liabilities	5,791.7	5,758.2
Total Shareholders’ Equity	1,470.2	1,347.2
Total Liabilities and Shareholders’ Equity	$7,261.9	$7,105.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2017
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$224.5	$50.3	$1.1	$0.7	$—	$276.6
Marine operating revenue	—	—	59.1	3.8	—	62.9
Other revenue	17.9	2.0	—	0.2	—	20.1
Total Revenues	242.4	52.3	60.2	4.7	—	359.6
Expenses
Maintenance expense	66.1	11.1	7.7	—	—	84.9
Marine operating expense	—	—	34.7	4.2	—	38.9
Depreciation expense	60.1	12.8	4.0	1.7	—	78.6
Operating lease expense	15.5	—	0.3	—	—	15.8
Other operating expense	7.3	1.1	—	0.1	—	8.5
Total Expenses	149.0	25.0	46.7	6.0	—	226.7
Other Income (Expense)
Net gain on asset dispositions	8.1	1.0	—	0.3	—	9.4
Interest (expense) income, net	(30.5)	(8.5)	(1.4)	(2.2)	2.4	(40.2)
Other (expense) income	(0.9)	0.3	—	—	(1.5)	(2.1)
Share of affiliates’ pretax income	0.1	—	—	16.0	—	16.1
Segment profit	$70.2	$20.1	$12.1	$12.8	$0.9	$116.1
Selling, general and administrative expense						42.8
Income taxes (includes $3.9 related to affiliates’ earnings)						24.3
Net income						$49.0
Selected Data:
Investment volume	$103.3	$22.9	$0.8	$36.6	$0.1	$163.7
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$7.5	$0.1	$—	$—	$—	$7.6
Residual sharing income	0.2	—	—	0.3	—	0.5
Non-remarketing disposition gains (1)	0.4	0.9	—	—	—	1.3
	$8.1	$1.0	$—	$0.3	$—	$9.4

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$233.0	$46.6	$1.0	$1.2	$—	$281.8
Marine operating revenue	—	—	51.8	10.3	—	62.1
Other revenue	17.3	1.6	—	0.1	—	19.0
Total Revenues	250.3	48.2	52.8	11.6	—	362.9
Expenses
Maintenance expense	62.8	10.7	6.1	—	—	79.6
Marine operating expense	—	—	31.5	7.7	—	39.2
Depreciation expense	58.4	11.6	4.2	1.7	—	75.9
Operating lease expense	17.2	—	2.0	—	—	19.2
Other operating expense	8.6	1.2	—	0.3	—	10.1
Total Expenses	147.0	23.5	43.8	9.7	—	224.0
Other Income (Expense)
Net gain on asset dispositions	13.1	0.5	—	49.1	—	62.7
Interest (expense) income, net	(27.1)	(7.3)	(1.1)	(2.1)	1.4	(36.2)
Other (expense) income	(1.4)	5.5	(0.1)	—	0.3	4.3
Share of affiliates’ pretax (loss) income	—	(0.1)	—	15.2	—	15.1
Segment profit	$87.9	$23.3	$7.8	$64.1	$1.7	$184.8
Selling, general and administrative expense						48.1
Income taxes (includes $0.1 tax benefit related to affiliates’ earnings)						41.0
Net income						$95.7
Selected Data:
Investment volume	$108.4	$10.8	$—	$—	$1.2	$120.4
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$11.9	$—	$—	$(0.3)	$—	$11.6
Residual sharing income	0.3	—	—	49.4	—	49.7
Non-remarketing disposition gains (1)	0.9	0.5	—	—	—	1.4
	$13.1	$0.5	$—	$49.1	$—	$62.7

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2017
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$677.4	$139.8	$3.1	$3.1	$—	$823.4
Marine operating revenue	—	—	113.2	21.8	—	135.0
Other revenue	60.0	4.7	—	1.0	—	65.7
Total Revenues	737.4	144.5	116.3	25.9	—	1,024.1
Expenses
Maintenance expense	202.3	30.8	14.6	—	—	247.7
Marine operating expense	—	—	70.6	19.2	—	89.8
Depreciation expense	178.8	35.8	8.1	5.2	—	227.9
Operating lease expense	45.3	—	1.5	—	—	46.8
Other operating expense	21.7	3.5	—	0.7	—	25.9
Total Expenses	448.1	70.1	94.8	25.1	—	638.1
Other Income (Expense)
Net gain on asset dispositions	42.6	2.6	—	11.1	—	56.3
Interest (expense) income, net	(90.1)	(24.5)	(3.9)	(6.8)	5.9	(119.4)
Other (expense) income	(4.1)	(2.3)	0.8	2.3	(1.2)	(4.5)
Share of affiliates’ pretax income (loss)	0.4	(0.1)	—	39.9	—	40.2
Segment profit	$238.1	$50.1	$18.4	$47.3	$4.7	$358.6
Selling, general and administrative expense						128.8
Income taxes (includes $9.6 related to affiliates’ earnings)						69.9
Net income						$159.9
Selected Data:
Investment volume	$333.7	$74.7	$13.6	$36.6	$0.4	$459.0
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$39.5	$0.1	$—	$1.8	$—	$41.4
Residual sharing income	0.5	—	—	9.3	—	9.8
Non-remarketing disposition gains (1)	4.5	2.5	—	—	—	7.0
Asset impairments	(1.9)	—	—	—	—	(1.9)
	$42.6	$2.6	$—	$11.1	$—	$56.3

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$703.0	$136.8	$3.1	$4.6	$—	$847.5
Marine operating revenue	—	—	102.3	37.4	—	139.7
Other revenue	63.5	4.8	—	0.7	—	69.0
Total Revenues	766.5	141.6	105.4	42.7	—	1,056.2
Expenses
Maintenance expense	196.2	36.1	12.3	—	—	244.6
Marine operating expense	—	—	64.0	24.9	—	88.9
Depreciation expense	173.0	34.2	8.6	5.2	—	221.0
Operating lease expense	50.6	—	4.0	—	(0.1)	54.5
Other operating expense	25.0	3.8	—	4.9	—	33.7
Total Expenses	444.8	74.1	88.9	35.0	(0.1)	642.7
Other Income (Expense)
Net gain on asset dispositions	36.4	1.5	—	84.9	—	122.8
Interest (expense) income, net	(81.2)	(21.9)	(3.3)	(6.4)	2.9	(109.9)
Other (expense) income	(3.8)	2.0	(0.3)	—	(0.8)	(2.9)
Share of affiliates’ pretax income (loss)	0.3	(0.2)	—	33.0	—	33.1
Segment profit	$273.4	$48.9	$12.9	$119.2	$2.2	$456.6
Selling, general and administrative expense						127.8
Income taxes (includes $4.0 related to affiliates’ earnings)						102.6
Net income						$226.2
Selected Data:
Investment volume	$366.7	$63.2	$9.1	$—	$3.6	$442.6
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$32.5	$—	$—	$4.2	$—	$36.7
Residual sharing income	0.7	—	—	82.5	—	83.2
Non-remarketing disposition gains (1)	3.2	1.5	—	—	—	4.7
Asset impairments	—	—	—	(1.8)	—	(1.8)
	$36.4	$1.5	$—	$84.9	$—	$122.8

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016
Net income (GAAP)	$49.0	$95.7	$159.9	$226.2

Adjustments attributable to consolidated income, pretax:
Net loss (gain) on wholly owned Portfolio Management marine investments	—	0.3	(1.8)	(2.4)
Residual sharing settlement at Portfolio Management	—	(49.1)	—	(49.1)
Total adjustments attributable to consolidated income, pretax	$—	$(48.8)	$(1.8)	$(51.5)
Income taxes thereon, based on applicable effective tax rate	$—	$18.7	$0.7	$19.7

Adjustments attributable to affiliate's earnings, net of taxes:
Net gain on Portfolio Management affiliate	—	(0.6)	—	(0.6)
Income tax rate change	—	(3.9)	—	(3.9)
Total adjustments attributable to affiliate's earnings, net of taxes	$—	$(4.5)	$—	$(4.5)

Net income, excluding tax adjustments and other items (non-GAAP)	$49.0	$61.1	$158.8	$189.9

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016
Diluted earnings per share (GAAP)	$1.25	$2.36	$4.04	$5.49
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.25	$1.50	$4.01	$4.61

(*) In addition to financial results reported in accordance with GAAP, we provide certain non-GAAP financial information. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes this information when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,243.0	$5,216.5	$5,269.4	$5,304.3	$5,296.3
Rail International	1,153.0	1,084.8	1,116.0	1,209.3	1,249.4
ASC	289.6	281.3	307.5	322.0	310.2
Portfolio Management	595.0	589.9	597.4	573.2	614.0
Other	75.9	80.9	72.2	63.9	60.6
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,356.5	$7,253.4	$7,362.5	$7,472.7	$7,530.5
Debt, Net of Unrestricted Cash*
Unrestricted cash	$(211.5)	$(307.5)	$(155.2)	$(284.3)	$(199.2)
Commercial paper and bank credit facilities	5.1	3.8	3.0	15.7	15.7
Recourse debt	4,204.4	4,253.2	4,250.9	4,261.2	4,266.7
Capital lease obligations	15.1	14.9	13.5	13.1	12.8
Total debt, net of unrestricted cash (GAAP)	4,013.1	3,964.4	4,112.2	4,005.7	4,096.0
Off-balance sheet recourse debt	483.1	459.1	424.6	488.6	471.5
Total debt, net of unrestricted cash, as adjusted (non-GAAP)	$4,496.2	$4,423.5	$4,536.8	$4,494.3	$4,567.5
Total Recourse Debt (1)	$4,496.2	$4,423.5	$4,536.8	$4,494.3	$4,567.5
Shareholders’ Equity	$1,371.5	$1,347.2	$1,385.2	$1,443.0	$1,470.2
Recourse Leverage (2)	3.3	3.3	3.3	3.1	3.1
 _________

(1)	Includes on- and off-balance sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.

(2)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets, excluding cash (GAAP) to Total Assets, excluding cash, as adjusted (non-GAAP)
Total Assets	$7,089.3	$7,105.4	$7,096.9	$7,272.1	$7,261.9
Less: cash	(215.9)	(311.1)	(159.0)	(288.0)	(202.9)
Total Assets, excluding cash (GAAP)	6,873.4	6,794.3	6,937.9	6,984.1	7,059.0
Add off-balance sheet assets:
Rail North America	478.9	456.5	423.9	488.1	471.3
ASC	4.2	2.6	0.7	0.5	0.2
Total off-balance sheet assets	483.1	459.1	424.6	488.6	471.5
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,356.5	$7,253.4	$7,362.5	$7,472.7	$7,530.5

(*) We disclose total on- and off-balance sheet assets because certain operating assets are accounted for as operating leases and are not recorded on the balance sheet. We include these leased-in assets in our calculation of total assets (as adjusted) because we believe it gives investors a more comprehensive representation of the magnitude of the assets we operate and that drive our financial performance. In addition, this calculation of total assets (as adjusted) provides consistency with other non-financial information we disclose. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation is the equivalent of the off-balance sheet asset amount. We believe reporting this corresponding off-balance sheet debt amount provides investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2016	12/31/2016	3/31/2017	6/30/2017	9/30/2017
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(21.4)%	(36.2)%	(32.6)%	(21.4)%	(27.0)%
Average renewal term (months)	29	29	29	32	35
Fleet Rollforward (2)
Beginning balance	105,368	104,874	104,522	103,672	104,007
Cars added	764	1,087	795	1,224	637
Cars scrapped	(590)	(579)	(806)	(640)	(854)
Cars sold	(668)	(860)	(839)	(249)	(98)
Ending balance	104,874	104,522	103,672	104,007	103,692
Utilization	99.0%	98.9%	99.1%	98.8%	98.5%
Average active railcars	103,479	103,702	102,976	102,760	102,555
Boxcar Fleet
Ending balance	18,089	17,706	17,415	17,138	16,555
Utilization	94.7%	93.8%	92.9%	90.2%	92.4%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	23,088	22,966	23,122	23,131	23,180
Cars added	78	287	207	288	179
Cars scrapped/sold	(200)	(131)	(198)	(239)	(132)
Ending balance	22,966	23,122	23,131	23,180	23,227
Utilization	95.0%	95.6%	95.0%	95.7%	95.6%
Average active railcars	21,830	22,002	22,012	22,024	22,215
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	75.3%	76.0%	75.8%	76.6%	76.0%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(10.5)%	(8.2)%	5.7%	6.4%	3.8%
Year-over-year Change in U.S. Carloadings (chemical) (4)	1.7%	1.5%	(1.2)%	0.1%	0.2%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(22.2)%	(21.4)%	(13.2)%	(14.1)%	(14.8)%
Production Backlog at Railcar Manufacturers (5)	77,640	66,681	60,471	66,561	n/a (6)
American Steamship Company Statistics
Total Net Tons Carried (millions)	8.7	7.2	1.0	8.5	9.8
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.